EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Richard B. Hancock, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Avid Bioservices, Inc. on Form 10-K for the fiscal year ended April 30, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report of Avid Bioservices, Inc. on Form 10-K fairly presents in all material respects the financial condition and results of operations of Avid Bioservices, Inc. at the dates and for the periods indicated.

Date:      June 27, 2019

By:	/s/ Richard B. Hancock
Richard B. Hancock
Interim President and Chief Executive Officer

I, Daniel R. Hart, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Avid Bioservices, Inc. on Form 10-K for the fiscal year ended April 30, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report of Avid Bioservices, Inc. on Form 10-K fairly presents in all material respects the financial condition and results of operations of Avid Bioservices, Inc. at the dates and for the periods indicated.

Date:     June 27, 2019

By:	/s/ Daniel R. Hart
Daniel R. Hart
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Avid Bioservices, Inc. and will be retained by Avid Bioservices, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.